EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-41766 on Form S-8 of Berkshire Hills Bancorp, Inc. of our report dated June 28, 2018 appearing in this Annual Report on Form 11-K/A of the Berkshire Bank 401(k) Plan for the year ended December 31, 2017.

/s/ Crowe LLP
Crowe LLP

New York, New York
September 21, 2018